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                                   EXHIBIT 5.1


                                   April 5, 1995



Great Dane Holdings Inc.
2016 North Pitcher Street
Kalamazoo, Michigan 49007


          Re:  Registration Statement on Form S-1
               (Reg. No. 033-56595)
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Dear Sirs:

          You have requested our opinion as counsel to Great Dane Holdings Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 4,600,000 shares of the Common Stock, par value $.01 per share of the Company (the "Shares"), of which (a) 4,000,000 shares will be purchased by certain underwriters (the "Underwriters") from the Company and (b) up to 600,000 additional shares will be purchased by the Underwriters from the Company if the Underwriters exercise the option granted to them solely to cover over-allotments, if any, on Form S-1 (Registration No. 33-56595) filed with the Securities and Exchange Commission (the "Commission") on
November 23, 1994, as subsequently amended (the "Registration Statement").

          In connection with rendering the opinions expressed herein, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinions hereinafter set forth. Based upon such examination, it is our opinion that the Shares have been duly authorized and, when issued, delivered and paid for in the manner described in the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this

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Great Dane Holdings Inc.
April 5, 1995
Page 2


consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                   Very truly yours,



                                   Hutton Ingram Yuzek Gainen
                                     Carroll & Bertolotti